Exhibit 5


                                        July 19, 2000




NUWAVE Technologies, Inc.
One Passaic Avenue
Fairfield, New Jersey 07004

               Re:    Registration Statement on Form SB-2
                      -----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to NUWAVE Technologies, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), relating to the proposed sale by certain stockholders of the Registrant (the "Selling Stockholders") of:

          (a)  2,088,608 shares of Common Stock, par value $.01 per share
(the "Common Stock") of the Registrant issued to certain Selling Stockholders in connection with the Registrant's private equity placement on March 14, 2000 (the "Placement");

          (b) 1,044,304 Common Stock Purchase Warrants (the "Warrants") of the Registrant issued to certain Selling Stockholders in connection with the Placement;

          (c) 1,044,304 shares of Common Stock issuable upon exercise of the Warrants described in (b) above;

          (d) 522,159 shares of Common Stock issuable upon exercise of Placement Agent Unit Warrants issued to certain Selling Stockholders in connection with the Placement;

          (e) 261,080 Warrants issuable upon exercise of the Placement Agent Unit Warrants described in (d) above; and

          (f) 261,080 shares of Common Stock issuable upon exercise of the Warrants described in (e) above.


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July 19, 2000
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          The issued and outstanding securities described in (a) and (b) above are hereinafter described as the "Issued Securities." The securities issuable upon exercise of various warrants described in (c), (d), (e) and (f) above are hereinafter referred to as the "Issuable Securites."

          The Issued Securities were issued in the Private Placement pursuant to
(i) the Placement Agency Agreement (the "Placement Agency Agreement"), dated as of February 14, 2000, between the Registrant and Janssen-Meyers, (ii) the Warrant Agreement (the "Warrant Agreement"), dated as of March 10, 2000, between the Registrant and American Stock Transfer and Trust Company, (iii) the Placement Agent's Unit Purchase Warrant Agreement (the "Placement Agent's Unit Warrant Agreement") dated as of March 16, 2000, between the Registrant and Janssen-Meyers and (iv) the Subscription Agreements (the "Subscription Agreements"), entered into by the Registrant and the purchasers in the Placement.

          For purposes of this opinion we have examined the Registration Statement, the Certificate of Incorporation, as amended, and the By-Laws of the Registrant, and such documents, records, agreements, proceedings and legal matters as we have deemed necessary to examine. With respect to any documents or other corporate records which we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

          Based upon the foregoing and subject to the qualifications stated herein we are of the opinion that:

          1. The Registrant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The Issued Securities are legally issued, fully paid and nonassessable.

          3. The Issuable Securities, when issued and paid for upon valid exercise of the Warrants and the Placement Agent Unit Warrants, in accordance with their terms, will be legally issued, fully paid and non-assessable.

          We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to any laws other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is


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July 19, 2000
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required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,




                                        THELEN REID & PRIEST LLP